Exhibit 99.1

November 4, 2003

ULTRA PETROLEUM REPORTS TEN-FOLD GROWTH IN THIRD QUARTER EARNINGS

Houston, TX - Ultra Petroleum (AMEX-UPL, TSX-UP) today reported that earnings increased 974 % to $10,327,987 or $0.13 per share for the quarter ending September 30, 2003 compared to $961,286 or $0.01 per share for the same period in 2002. Cash flow (1) for the quarter ended September 30, 2003 increased 384 % to $20,902,191 or $0.27 per share, compared to $4,318,339 or $0.06 per share for the same period in 2002.

For the nine-month period ended September 30, 2003 earnings increased 558 % to $26,169,533 or $0.33 per share, compared to $3,979,590 or $0.05 per share for the same period in 2002. Cash flow (1) for the nine-month period increased 299 % to $54,737,390 or $0.70 per share, compared to $13,733,771 or $0.18 per share for the same period in 2002.

Production for the third quarter increased 66 % to 6.9 Bcfe; averaging 75 MMcfe/d compared to 4.2 Bcfe or 45 MMcfe/d for the same quarter in 2002. Average natural gas prices increased to $4.17 per Mcf for the third quarter compared to $1.91 for the same period in 2002. Average oil prices for the third quarter of 2003 increased to $31.37 compared to $30.21 in 2002.

Production for the nine-month period ended September 30, 2003 increased 69 % to
19.1 Bcfe, or 70 MMcfe/d compared to 11.3 Bcfe or 42 MMcfe/d for the same period in 2002. Average natural gas prices for the nine-month period increased to $3.99 per Mcf compared to $2.18 per Mcf during the same period in 2002 while average oil prices increased to $31.04 compared to $24.93 in 2002.

"This third quarter is another in a string of record quarters for Ultra Petroleum and further demonstrates the quality of our assets and execution," stated Michael D. Watford, Ultra's Chairman, President and CEO. "Earnings increased 974% on the back of a 66% increase in production and we continue to enjoy the benefits of the Kern River Pipeline expansion shrinking the differential in Wyoming and delivering significantly higher price realizations for us.

Our deep inventory of opportunities continues to grow. This year we broadened the productive area at Pinedale by drilling additional successful step out wells east and west of the identified fairway. And with success, the 20 acre pilot program we're starting will provide a step function increase in our opportunities. Our China development remains on schedule and budget for first oil. We're on track to meet or exceed our production and reserve targets for the year and enter 2004 well positioned to once again deliver industry leading reserve and production growth while maintaining a cost structure among the lowest in our industry. Without a doubt, our operational and financial successes so far this year will deliver the best year yet in Ultra's history."

                                                            For the Three-Month Period Ended         For the Nine-Month Period Ended
                                                              30-Sep-03           30-Sep-02           30-Sep-03           30-Sep-02
Production
     Oil Production - Bbls                                        50,327              36,171             147,919              99,498
     Natural Gas - Mcf                                         6,642,972           3,967,847          18,255,839          10,732,828
Gas Equivalent Production - Mcfe                               6,944,934           4,184,873          19,143,353          11,329,816

Realized Production Prices
     Oil Price - $/bbl                                       $     31.37         $     30.21         $     31.04         $     24.93
     Gas Price - $/Mcf                                       $      4.17         $      1.91         $      3.99         $      2.18

Revenues
     Oil Revenue                                             $ 1,578,976         $ 1,092,561         $ 4,591,912         $ 2,480,039
     Gas Revenue                                             $27,711,651         $ 7,578,471         $72,835,464         $23,440,699
Total Revenues                                               $29,290,627         $ 8,671,032         $77,427,376         $25,920,738

Operating costs and expenses
     Operating expenses                                      $   872,364         $   605,335         $ 2,484,784         $ 1,510,479
     Taxes                                                   $ 3,407,541         $   744,429         $ 8,674,351         $ 2,463,468
     Gathering                                               $ 1,899,519         $ 1,206,332         $ 5,195,693         $ 3,163,278
     Depreciation, depletion and                             $ 4,033,606         $ 2,340,270         $11,091,346         $ 6,193,858
     amortization
     General and administrative                              $ 1,468,553         $ 1,095,115         $ 4,210,029         $ 3,154,376
     Stock compensation                                      $        --         $   415,000         $ 1,018,220         $ 1,211,165
     Interest and debt expense                               $   747,125         $   706,705         $ 2,151,599         $ 1,912,922
Total direct expenses                                        $12,428,708         $ 7,113,186         $34,826,022         $19,609,546

Interest and other income                                    $     6,668         $     5,222         $    26,431         $    17,555

Income Tax - Deferred                                        $ 6,540,600         $   601,783         $16,458,292         $ 2,349,157

Net Income                                                   $10,327,987         $   961,286         $26,169,533         $ 3,979,590
      Per common share - basic                               $      0.14         $      0.01         $      0.35         $      0.05
      Per common share - diluted                             $      0.13         $      0.01         $      0.33         $      0.05

Cash flow from operations (1)                                $20,902,191         $ 4,318,339         $54,737,390         $13,733,771
      Per common share - basic                               $      0.28         $      0.06         $      0.74         $      0.19
      Per common share - diluted                             $      0.27         $      0.06         $      0.70         $      0.18

 Shares Outstanding                                           74,327,668          73,900,043          74,327,668          73,900,043

 Weighted Average - Basic                                     74,279,516          73,716,932          74,170,485          73,716,932

 Weighted Average - diluted                                   78,537,895          77,561,888          78,335,831          77,536,290

Costs per Mcfe
     Operating Expenses                                      $      0.13         $      0.14         $      0.13         $      0.13
     Severance/Production Taxes                              $      0.49         $      0.18         $      0.45         $      0.22
     Gathering                                               $      0.27         $      0.29         $      0.27         $      0.28
Total Lease Operating                                        $      0.89         $      0.61         $      0.85         $      0.63

Depletion, depreciation and                                  $      0.58         $      0.56         $      0.58         $      0.55
amortization

General and administrative                                   $      0.21         $      0.26         $      0.22         $      0.28

These statements are unaudited and subject to year-end adjustment.

      (1) "Cash flow" refers to cash flow from operations before net change in non-cash working capital.

Reconciliation of cash flow from operations before
change in net working capital.                                    Three Months Ended Sep 30            Nine Months Ended Sep 30
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   2003               2002              2003               2002
                                                               --------------------------------------------------------------------
Net cash provided by operating activities                      $ 19,607,671       $ 2,820,146       $ 52,361,410       $  9,191,666
     Accounts payable and accrued liabilities                  $ (3,865,573)      $ 1,527,460       $ (3,341,399)      $  6,263,595
     Prepaid expenses and other current assets                 $  1,139,602       $ 2,526,883       $  3,373,345       $  2,494,282
     Accounts receivable                                       $  2,748,564       $   788,028       $  3,313,559       $   (922,893)

     Restricted cash                                           $        318       $       421       $      1,044       $      1,720
     Other long-term obligations                               $  1,271,609       $(3,344,599)      $   (970,569)      $ (3,294,599)


Cash flow from operations before net change
in net working capital                                         $ 20,902,191       $ 4,318,339       $ 54,737,390       $ 13,733,771

Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker "UPL" and on the Toronto Stock Exchange under the ticker "UP" with 74,371,668 shares outstanding as of the date of this release.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this press release, relating to reserves and/or production that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K available from us at 363 North Sam Houston Parkway E., Suite 1200, Houston, TX 77060. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

This news release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's businesses are set forth in their filings with the Securities and Exchange Commission. Full details regarding the selected financial information provided above will be available in the Company's annual report and in the Annual Information form to be filed under the cover of Form 10-K.

For more information contact:

David Russell
Investor Relations
(281) 876-0120 Extension 302